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                                                                      EXHIBIT 21

                         RESORTQUEST INTERNATIONAL, INC.
                            (A DELAWARE CORPORATION)
                                  SUBSIDIARIES
                             (AS OF MARCH 10, 2000)

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                                                   STATE/COUNTRY
ENTITY                                             OF FORMATION
460954 B. C. Ltd.                                  British Columbia, Canada
570667 British Columbia, Ltd.                      British Columbia, Canada
Abbott & Andrews Realty, Inc.                      Florida
Abbott Realty Services, Inc.                       Florida
Abbott Resorts, Inc.                               Florida
Accommodations Center, Inc.                        Colorado
Advantage Vacation Homes By Styles, Inc.           Delaware
B & B on the Beach, Inc.                           Delaware
Bluebill Properties, Inc.                          Delaware
Bluebill Vacation Properties, Inc.                 Delaware
Brindley & Brindley Realty & Development, Inc.     North Carolina
CRW Property Management, Inc.                      Delaware
Coastal Resorts Management, Inc.                   Delaware
Coastal Resorts Realty, L.L.C.                     Delaware
Coates, Reid & Waldron, Inc.                       Delaware
Collection of Fine Properties, Inc.                Colorado
Columbine Management Company, Inc.                 Colorado
Cove Management Services, Inc.                     California
Dunhill Real Estate Services, Ltd.                 British Columbia, Canada
First Resort Software, Inc.                        Colorado
High Country Resorts, Inc.                         Delaware
Hotel Corporation of the Pacific, Inc.             Hawaii
Houston & O'Leary Company                          Colorado
Howey Acquisition, Inc.                            Florida
Maui Condominium & Home Realty, Inc.               Hawaii
Mountain High Management, Inc.                     British Columbia, Canada
Outer Beaches Merger Co.                           Delaware
Plantation Resort Management, Inc.                 Delaware
Priscilla Murphy Realty, Inc.                      Florida
REP Holdings, Inc.                                 Hawaii
Realty Consultants, Inc.                           Florida
Resort Property Management, Inc.                   Utah
Ridgepine, Inc.                                    Oregon
Ryan's Golden Eagle Management, Inc.               Montana
S.I.I.K., Inc.                                     Florida
SP Ohio, Inc.                                      Delaware
Scottsdale Resort Accommodations, Inc.             Delaware
Shoreline Rentals, Inc.                            Delaware
Styles Estates, Inc.                               Delaware
Telluride Resort Accommodations, Inc.              Colorado
Ten Mile Holdings, Ltd.                            Colorado
The Management Company, Inc.                       Georgia
The Maury People, Inc.                             Massachusetts
Tops'l Club of NW Florida, Inc.                    Florida
The Tops'l Group, Inc.                             Florida
Trupp-Hodnett Enterprises, Inc.                    Georgia
Whistler Chalets Holding Corp                      Whistler, British Columbia, Canada
Whistler Chalets Ltd.                              Whistler, British Columbia, Canada
Whistler Exclusive Property Management, Ltd.       Whistler, British Columbia, Canada
Worthy Owner Rental Group, Inc.                    South Carolina

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